QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on April 30, 2013

Registration No. 333-164777

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Pre-Effective Amendment No. 1 to
Post-Effective Amendment No. 6

to

Form S-11
FOR REGISTRATION UNDER THE SECURITIES ACT OF 1933
OF SECURITIES OF CERTAIN REAL ESTATE COMPANIES

Clarion Partners Property Trust Inc.
(Exact Name of Registrant as Specified in Governing Instruments)

230 Park Avenue
New York, NY 10169
(212) 883-2500
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

230 Park Avenue
New York, NY 10169
Attention: Edward L. Carey
Douglas L. DuMond
(212) 883-2500
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

With copies to:
Peter M. Fass, Esq.
Proskauer Rose LLP
Eleven Times Square
New York, New York 10036-8299
Tel: (212) 969-3000
Fax: (212) 969-2900

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        This Pre-Effective Amendment No. 1 to Post-Effective Amendment No. 6 to the Registration Statement on Form S-11 (No. 333-164777) is filed solely to add certain exhibits not previously filed with respect to such Registration Statement. No other changes have been made to the Registration Statement. Accordingly, this amendment consists only of the facing page, this explanatory note and Item 36(b) of Part II and the Exhibit Index of the Registration Statement.

 Signatures

        Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that the registrant meets all of the requirements for filing on Form S-11 and has duly caused this amended Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, in the State of New York, on this 30th day of April, 2013.

Clarion Partners Property Trust Inc.
By:	/s/ EDWARD L. CAREY
Edward L. Carey Chief Executive Officer and Director

        Pursuant to the requirements of the Securities Act of 1933, as amended, this amended Registration Statement has been signed by the following persons in the capacities and on the dates as indicated.

Signature		Title	Date

/s/ EDWARD L. CAREY Edward L. Carey		Chief Executive Officer and Director (Principal Executive Officer)	April 30, 2013
/s/ DOUGLAS L. DUMOND Douglas L. DuMond		President and Director	April 30, 2013
/s/ AMY L. BOYLE Amy L. Boyle		Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	April 30, 2013
* Stephen B. Hansen		Chairman of the Board	April 30, 2013
* Darlene T. Deremer		Independent Director	April 30, 2013
* Jerome W. Gates		Independent Director	April 30, 2013
* Jon K. Haahr		Independent Director	April 30, 2013
* Michael J. Havala		Independent Director	April 30, 2013
*By:	/s/ EDWARD L. CAREY Edward L. Carey Attorney-in-Fact

Exhibit		Description
1.1		First Amended and Restated Dealer Manager Agreement, dated as of May 6, 2011, by and among the Company, CPT Real Estate LP and ING Funds Distributor, LLC (filed as Exhibit 1.1 to Pre-Effective Amendment No. 8, filed on May 13, 2011, to the Company's Registration Statement on Form S-11, Commission File No. 333-164777, filed on February 8, 2010 (the "Registration Statement") and incorporated herein by reference).
1.2
Form of Participating Broker-Dealer Agreement (filed as Exhibit 1.1 to Pre-Effective Amendment No. 8, filed on May 13, 2011, to the Company's Registration Statement and incorporated herein by reference).
3.1		Third Articles of Amendment and Restatement (filed as Exhibit 3.1 to the Company's Current Report on Form 8-K filed on October 23, 2012 and incorporated herein by reference).
3.2		Articles Supplementary (filed as Exhibit 3.1 to the Company's Current Report on Form 8-K filed on January 31, 2013 and incorporated herein by reference).
3.3		Bylaws (filed as Exhibit 3.3 to the Registration Statement and incorporated herein by reference).
4.1		Distribution Reinvestment Plan, included in the prospectus as Appendix B.
4.2
Form of Subscription Eligibility Form for Non-Retirement Accounts (filed as Exhibit 4.2 to Post-Effective Amendment No. 4, filed on April 11, 2012, to the Company's Registration Statement and incorporated herein by reference).
4.3
Form of Subscription Eligibility Form for Retirement Accounts (filed as Exhibit 4.3 to Post-Effective Amendment No. 4, filed on April 11, 2012, to the Company's Registration Statement and incorporated herein by reference).
5.1
Opinion of Venable LLP as to the Legality of the Securities (filed as Exhibit 5.1 to Pre-Effective Amendment No. 5, filed on December 23, 2010, to the Company's Registration Statement and incorporated herein by reference).
8.1	*	Opinion of Proskauer LLP as to Tax Matters
8.2
Private Letter Ruling, incorporated by reference to Exhibit 8.2 to Pre-Effective Amendment No. 6 to the Company's Registration Statement on Form S-11, filed March 9, 2011, Commission File No. 333-164777 ("Pre-Effective Amendment No. 6").
10.1
Second Amended and Restated Advisory Agreement, dated May 6, 2011 and effective May 16, 2011, by and among the Company, CPT Real Estate LP and CPT Advisors LLC (filed as Exhibit 10.1 to Pre-Effective Amendment No. 8, filed on May 13, 2011, to the Company's Registration Statement and incorporated herein by reference).
10.2
Second Amended and Restated Escrow Agreement, dated October 17, 2012, by and among the Company, ING Investments Distributor, LLC and BNY Mellon Investment Servicing (US) Inc. (filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on October 23, 2012 and incorporated herein by reference).
10.3		Long-Term Incentive Plan (filed as Exhibit 10.3 to Pre-Effective Amendment No. 3, filed on October 1, 2010, to the Company's Registration Statement and incorporated herein by reference).
10.4		Independent Director Compensation Plan (filed as Exhibit 10.4 to Pre-Effective Amendment No. 3, filed on October 1, 2010, to the Company's Registration Statement and incorporated herein by reference).

Exhibit		Description
10.5		Valuation Services Agreement, effective as of August 10, 2010, by and among Altus Group U.S. Inc. and Clarion Property Trust Inc. (filed as Exhibit 10.5 to Pre-Effective Amendment No. 3, filed on October 1, 2010, to the Company's Registration Statement and incorporated herein by reference).
10.6		Form of Indemnification Agreement (filed as Exhibit 10.6 to Pre-Effective Amendment No. 3, filed on October 1, 2010, to the Company's Registration Statement and incorporated herein by reference).
10.7
Form of Restricted Stock Award Certificate (filed as Exhibit 10.8 to Pre-Effective Amendment No. 6, filed on March 9, 2011, to the Company's Registration Statement and incorporated herein by reference).
10.8
First Amendment to the Second Amended and Restated Advisory Agreement, dated and effective February 24, 2012, by and among the Company, CPT Real Estate LP and CPT Advisors LLC (filed as Exhibit 10.2 to Post-Effective Amendment No. 2, filed on February 24, 2012, to the Company's Registration Statement and incorporated herein by reference).
10.9
Subscription Agreement for the Purchase of Class W Common Stock, dated and effective as of October 17, 2012, by and between Clarion Partners CPPT Coinvestment, LLC and the Company (filed as Exhibit 10.2 to the Company's Current Report on Form 8-K filed on October 23, 2012 and incorporated herein by reference).
10.10
Limited Liability Company Agreement, dated and effective as of October 18, 2012, by and among CPPT Lehigh, LLC and LIT Industrial Limited Partnership, for the purchase of Lehigh Valley South (filed as Exhibit 10.3 to the Company's Current Report on Form 8-K filed on October 23, 2012 and incorporated herein by reference).
10.11
Purchase and Sale Agreement, dated and effective as of September 13, 2012, by and between SHR1 LLC and CPPT Darien LLC (filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on November 6, 2012 and incorporated herein by reference).
10.12
Loan Agreement, dated and effective as of October 31, 2012, by and between CPPT Darien LLC and Sovereign Bank, N.A., with respect to the Darien Property (filed as Exhibit 10.2 to the Company's Current Report on Form 8-K filed on November 6, 2012 and incorporated herein by reference).
10.13
Promissory Note, dated and effective as of October 31, 2012, by and between CPPT Darien LLC and Sovereign Bank, N.A., with respect to the Darien Property (filed as Exhibit 10.3 to the Company's Current Report on Form 8-K filed on November 6, 2012 and incorporated herein by reference).
10.14
Expense Support Agreement, dated and effective as of November 5, 2012, by and between the Company and Clarion Partners, LLC (filed as Exhibit 10.1 to the Company's Current Report on Form 8-K filed on November 9, 2012 and incorporated herein by reference).
21.1		Subsidiaries of the Registrant (filed as Exhibit 21.1 to Post-Effective Amendment No.2, filed on February 24, 2012, to the Company's Registration Statement and incorporated herein by reference).
23.1	**	Consent of Ernst & Young LLP.
23.2	**	Consent of Ernst & Young LLP.
23.3		Consent of Venable LLP (included in Exhibit 5.1).
23.4	*	Consent of Proskauer Rose LLP (included in Exhibit 8.1).

Exhibit	Description
24.1	Power of Attorney, incorporated by reference to the signature page to Pre-Effective Amendment No. 3, filed on October 1, 2010, to the Company's Registration Statement.
101
XBRL (eXtensible Business Reporting Language). The following materials, formatted in XBRL: (i) Consolidated Balance Sheets as of December 31, 2012 and 2011, (ii) Consolidated Statements of Operations for the year ended December 31, 2012, (iii) Consolidated Statement of Stockholder's Equity for the Year ended December 31, 2012, (iv) Consolidated Statements of Cash Flows for the year ended December 31, 2012, and (v) notes to the consolidated financial statements as of December 31, 2012. As provided in Rule 406T of Regulation S-T, this information is furnished and not filed for purpose of Sections 11 and 12 of the Securities Act of 1933 and Section 18 of the Securities Exchange Act of 1934 (filed with the Company's Annual Report on Form 10-K for the year ended December 31, 2012, filed on March 14, 2013 and incorporated herein by reference).

*
Filed herewith.

**
Previously filed.

QuickLinks

EXPLANATORY NOTE
Signatures